[LOGO] Santander Serfin

       Banco Santander Mexicano, S.A.
       Institucion de Banca Multiple
       Grupo Financiero Santander Serfin

                                                                   Abril 7, 2003

Centro Distribuidor de Cemento, S.A. de C.V.
Ave. Constitucion 444 Pte.
64000 Monterrey, Nuevo Leon, Mexico

                                                              Ref. No.: 6032-001

Dear Sirs:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "Party A" means Banco Santander Mexicano, S.A., Institucion de Banca Multiple, Grupo Financiero Santander Serfin and "Party B" means Centro Distribuidor de Cemento, S.A. de C.V.

1. The definitions and provisions contained in the 2000 ISDA Definitions and the 1996 ISDA Equity Derivatives Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between the 2000 ISDA Definitions and the 1996 ISDA Equity Derivatives Definitions, the 1996 ISDA Equity Definitions will govern. In the event of any inconsistency between those definitions and this Confirmation, this Confirmation will govern.

     This Confirmation supplements, forms a part of, and is subject to the 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of February 14, 2003 (the "Agreement") between Party A and Party B, and all provisions contained in the Agreement shall govern this Transaction except as expressly modified below. In the event of any inconsistency between the provisions of the Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

2. This Transaction shall be deemed to be a Share Swap Transaction for purposes of the 1996 ISDA Equity Derivatives Definitions. The terms of the particular Transaction to which this Confirmations relates are as follows:

     Trade Date:                   April 7, 2003

     Effective Date:               April 9, 2003

     Termination Date:             May 10, 2004, subject to adjustment in
                                   accordance with the Following Business Day
                                   Convention.

     Shares: The Certificados de Participacion Ordinaria (CPO's) related to common stock of CEMEX, S.A. de C.V. (Ticker Symbol: Reuters CEMEXCPO.MX)

     Exchange:                     The Mexican Stock Exchange (Boisa Mexicana de
                                   Valores, S.A. de C.V.), or any successor exchange.

[LOGO] Santander Serfin

       Banco Santander Mexicano, S.A.
       Institucion de Banca Multiple
       Grupo Financiero Santander Serfin

     Related Exchange:             With respect to the Shares, each principal
                                   exchange or quotation system on which options contracts or futures contracts on the Shares trade.

     Equity Amounts:

     Equity Amount Payer:          Party A

     Number of Shares:             10,890,900

     Equity Notional Amount:       USD 42,243,132.83

     Equity Notional Reset:        Inapplicable

     Equity Payment Dates:         The second Exchange Business Day following
                                   each Valuation Date.

     Type of Return:               Total Return

     Initial Price:                USD 3.878755

     Forward Price:                USD 3.997534

     Initial Amount:               USD 43,536,743.04

     FX Rate//1//:                 10.715

     Final Price:                  The product of (i) the weighted average per
                                   share price in MXN at which Party A or its Affiliates sold Shares on the Exchange on each Valuation Date, divided by the FX
                                   Rate//2// and (ii) 99.85%.

     Valuation Dates:              Each Exchange Business Day from and including
                                   the 25th Exchange Business Day to and
                                   including the second Exchange Business Day immediately prior to the Termination Date or the Partial Termination Date pursuant to
                                   Section 3(b), provided that if Market
                                   Disruption Event occurs on any Valuation
                                   Date, Valuation Dates shall be added (and the Termination Date accordingly extended) until
                                   25 Valuation Dates have occurred on which no Market Disruption Event has occurred.

     FX Rate//2//:                 The MXN-USD exchange rate determined in good
                                   faith by the Calculation Agent. The exchange rate will be calculated as the weighted average rate at which Party A purchases USD in order to convert the MXN proceeds of the Shares sold on the Valuation Dates.

     Equity Amount:                On any Equity Payment Date, an amount in USD
                                   equal to: (Final Price-Forward Price) x the number of Shares sold by Party A or its Affiliates on the Exchange on the

[LOGO] Santander Serfin

       Banco Santander Mexicano, S.A.
       Institucion de Banca Multiple
       Grupo Financiero Santander Serfin

                                   corresponding Valuation Date, or an amount in USD equal to: (Final Price-Early Termination Forward Price) x the number of Shares terminated on each Partial Termination Date.

     Dividend Payment Dates:       The second Exchange Business Day following
                                   the receipt of any Dividend Amount.

     Dividend Amount:              An amount in MXN equal to the Number of
                                   Shares multiplied by all amounts actually received by Party A as net dividends and special distributions accorded to a Share held by Party A, net of any withholding or other taxes, duties, imposts or charges, provided that if the record date for the Shares occurs on a Valuation Date, Dividend
                                   Amounts shall only be paid on Shares not yet sold by Party A on the Exchange on such date;
                                   provided further, that If Party A is entitled to elect to receive a stock dividend instead of a cash dividend, Party A shall elect to receive the stock dividend up to the total amount declared and payable in cash, net of any withholding or other taxes, duties, imposts or charges and shall deliver the stock dividend to Party B instead of the amount in MXN.

     Dividend Period:              The period from and including the Effective
                                   Date to but excluding the second Exchange
                                   Business Day immediately prior to the
                                   Termination Date.

     Re-Investment of Dividends:   Inapplicable

     Business Days:                Mexico City, Mexico; New York, New York

     Exchange Business Days:       Mexico City, Mexico

     Alternative to Equity Amount:

     As an alternative to the Equity Amount applicable for this Transaction, provided that the Conditions to Physical Settlement, as defined hereunder, are met, Party B may elect Physical Settlement by giving notice to Party A not more than 60 and not less than 45 Exchange Business Days prior to the Early Termination date or the Termination Date, as the case may be.

     For the purpose of this Transaction, the "Conditions to Physical Settlement" shall mean that, at least 45 Exchange Business Days prior to the Termination Date (or such shorter period as may be agreed to by Party A acting in good faith in its sole reasonable judgment), Party B delivers to Party A any reasonable evidence requested by Party A (including a legal opinion in form and substance satisfactory and acceptable to Party A) that Party B is authorized and permitted to take physical delivery of the Shares.

     If Physical Settlement is applicable, on the first day after the Valuation Date that settlement of a sale of the Shares customarily would take place through the relevant Clearance System (the "Settlement Date"), (a) the Equity Amount hereinabove shall be deemed to be zero and Party B shall deliver to Party A an amount in USD equal to the product of (x) the Number of Shares and (y)

[LOGO] Santander Serfin

       Banco Santander Mexicano, S.A.
       Institucion de Banca Multiple
       Grupo Financiero Santander Serfin

     the Forward Price, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, or other charges or withholdings of any nature; provided that, if Party B shall be required to deduct or withhold any such taxes, levies, imposts, duties, deductions, or other charges or withholdings, (i) the sum payable will be increased as necessary so that, after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this paragraph) are made, Party A receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) Party B shall make such deductions or withholdings; (iii) Party B shall pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law; and (iv) Party B shall deliver to Party A an original or certified copy of a receipt issued by such governmental authority evidencing payment of any such amount deducted or withheld, within 5 days after payment thereof; and
     (b) promptly thereafter Party A shall deliver to Party B the number of Shares equal to the Number of Shares. In the event that Physical Settlement is elected, the Settlement Date shall be the Termination Date of this Transaction.

     Adjustment:

     Method of Adjustment:         Calculation Agent Adjustment

     Extraordinary Events

     Consequences of Merger events or stock dividend:

     (a) Share-for-Share:          Alternative Obligation

     (b) Share-for-Other:          Alternative Obligation

     (c) Share-for-Combined:       Alternative Obligation

     Nationalization or Insolvency

     Cancellation and Payment

3.   Early Termination Provisions:

     a)   Early Termination by Party A:

     Upon providing at least 27 Exchange Business Days' written notice to Party B after the occurrence of any event specified below, Party A may designate an Exchange Business Day (the "Early Termination Date") to terminate this Transaction in whole only. Upon such designation, the 25th Exchange Business Day prior to the Early Termination Date shall be deemed the first Valuation Date.

     (i) Change of Control Event shall mean any entity or entities acting together acquires at least 50% of the voting shares of the Shares.

     (ii) Trigger Event shall mean the closing price of the Share in MXN divided by then current MXN-USD exchange rate is equal to or below 35% of the Initial Price.

[LOGO] Santander Serfin

       Banco Santander Mexicano, S.A.
       Institucion de Banca Multiple
       Grupo Financiero Santander Serfin

     (iii) Change of Ownership Event shall mean CEMEX, S.A. de C.V. ceases to own, directly or indirectly, at least 51% of the economic and voting interests in Party B, free and clear of any lien, encumbrance or adverse interest.

     b)   Early Termination by Party B:

     Upon providing at least 27 Exchange Business Days' written notice to Party A, Party B may designate an Exchange Business Day (the "Early Termination Date" or "Partial Termination Date" as the case may be) to terminate this Transaction in whole or in part. In case of partial termination, Party B shall inform Party A of the number of Shares that Party B shall terminate on the Partial Termination Date and the partial termination amount (the "Partial Termination Amount") shall equal to such number of Shares multiplied by the Early Termination Forward Price. Upon such designation, the 25th Exchange Business Day prior to the Early Termination Date shall be deemed the first Valuation Date. In addition, the Early Termination Forward Price will be determined by the Calculation Agent at its sole discretion according to the following formula:

     Early Termination Forward Price = Forward Price / (1 + Reference USD Rate x NDays / 360)

     As used herein:

     Reference USD Rate:           The LIBOR-BBA for the maturity that is closer
                                   to NDays published on the corresponding
                                   Valuation Date.

     NDays: The number of calendar days between the Termination Date and the Early Termination Date.

4.   Security Provisions:

     Party B will be required to provide within two Business Days after receipt of written notice from Party A, an irrevocable Letter of Credit in form and substance satisfactory and acceptable to Party A (from a financial institution outside Mexico with a long-term debt rating of A or higher by S&P accepted by Party A) for the amount in USD in accordance with the following Security Agreement Table:

                            Security Agreement Table

     Underlying Share Price Range (% of
     Initial Price based on the arithmetic
     mean of the closing prices of the Shares
     on the Exchange for 5 consecutive
     Exchange Business Days, in MXN and then
     divided by the MXN-USD exchange rate
     specified by the Calculation Agent)              USD Amount Required
------------------------------------------------   ----------------------------------
     Lower than 80% but higher than 75%              5% of the Equity Notional Amount
     Equal or lower than 75% but higher than 70%    10% of the Equity Notional Amount
     Equal or lower than 70% but higher than 65%    15% of the Equity Notional Amount
     Equal or lower than 65% but higher than 60%    20% of the Equity Notional Amount
     Equal or lower than 60% but higher than 55%    25% of the Equity Notional Amount
     Equal or lower than 55% but higher than 50%    30% of the Equity Notional Amount
     Equal or lower than 50% but higher than 45%    35% of the Equity Notional Amount
     Equal or lower than 45% but higher than 40%    40% of the Equity Notional Amount
     Equal or lower than 40% but higher than 35%    45% of the Equity Notional Amount
     Equal or lower than 35%                        50% of the Equity Notional Amount

[LOGO] Santander Serfin

       Banco Santander Mexicano, S.A.
       Institucion de Banca Multiple
       Grupo Financiero Santander Serfin

     Alternatively, if Party B is unable to deliver the Letter of Credit, it may deliver an amount in USD deposited with Party A, in accordance with the Security Agreement Table. This amount in USD will be credited to any payments due to Party A on the Termination Date.

     To the extent that Party B delivers any amount in USD to Party A in lieu of the Letter of Credit, Party B hereby grants Party A a first priority security interest in, and a first priority lien on, the USD, as collateral for its obligations under the Transaction and the Agreement.

     If, after providing a Letter of Credit or an amount in USD in lieu of the Letter of Credit, the underlying share price increases above 80% of the Initial Price, Party B may on demand require Party A to return or cancel the Letter of Credit or the amount in USD, as the case may be; provided, however, that Party B's obligation to provide a Letter of Credit or an amount in USD in lieu of Letter of Credit at the request of Party A in accordance with the security provisions contained herein will continue.

5.   Credit Support Document:

     An unconditional guaranty, in form and substance satisfactory to Party A, issued by CEMEX, S.A. de C.V., shall be delivered to Party A as soon as possible and in no event later than April 7, 2003.

6.   Additional Representation:

     CEMEX, S.A. de C.V. owns directly or indirectly all the economic and voting interests in Party B, free and clear of any lien, encumbrance or adverse interest.

7.   Calculation Agent:            Party A

8.   Governing Law:                As specified in the Agreement.

9.   Account Details:

     Payments to Party A:   Instructions in USD
                            Bank of America
                            Concord, California
                            ABA:     121 000 358
                            ACCOUNT: 629 0926 846
                            BNF:     Banco Santander Mexicano
                                     Institucion de Banca Multiple
                                     Grupo Financiero Santander Serfin

                            Instructions in MXN
                            Banco de Mexico
                            Mexico, D.F.
                            SPEUA:   40014
                            ACCOUNT: 227 700 014 5
                            SWIFT:   BMSXMXMM
                            BNF:     Banco Santander Mexicano
                                     Institucion de Banca Multiple
                                     Grupo Financiero Santander Serfin

[LOGO] Santander Serfin

       Banco Santander Mexicano, S.A.
       Institucion de Banca Multiple
       Grupo Financiero Santander Serfin

     Payments to Party B:   Instructions in USD
                            Citibank NY
                            ABA:     021 000 089
                            ACCOUNT: 369 642 15
                            BNF:     CEMEX, S.A. y/o Subsidiarias

                            Instructions in MXN
                            Banco de Nacional de Mexico (Banamex)
                            ACCOUNT: 01170 35739
                            SUC:     117
                            BNF:     CEMEX, Mexico
                            REF:     CEDICE

                            Instructions in Shares
                            Cuenta INDEVAL: No.8409
                            Para Credito en Cuenta: 203-807
                            BNF:           Bear Stearns Securites Corp
                            F.F.C.:        668-29475
                            F.F.C. BNF:    Centro Distribuidor de Cemento, S.A.
                                           de C.V.

10.  Offices:

     (a) The Office of Party A for this Transaction is its Mexico City head office located at Prolongacion Paseo de la Reforma 500, Colonia Lomas de Santa Fe, 01219, Mexico, D.F.

     (b) The Office of Party B for this Transaction is its head office located at Avenida Constitucion 444 Pte., 64000, Monterrey, Nuevo Leon, Mexico.

11. Party A and Party B each represents that entering into this Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction or organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (i) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an advisor to or fiduciary of the other party in connection with this Transaction; (ii) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; (iii) it has determined based upon its own judgement and upon any advice received form its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in lieu of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a complete and binding agreement with respect to this Transaction.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

                                                 Yours sincerely,

[LOGO] Santander Serfin

       Banco Santander Mexicano, S.A.
       Institucion de Banca Multiple
       Grupo Financiero Santander Serfin

                                               Banco Santander Mexicano, S.A.
                                               Institucion de Banca Multiple
                                               Grupo Financiero Santander Serfin


                                               By: /s/ Jorge Cruz Ortega
                                                   -----------------------------
                                               Name: Jorge Cruz Ortega
                                               Title: Attorney in Fact


                                               By: /s/ Beatriz Hernandez Diaz
                                                   -----------------------------
                                               Name: Beatriz Hernandez Diaz
                                               Title: Attorney in Fact


Confirmed as of the date first above written:

Centro Distribuidor de Cemento, S.A. de C.V.


By: /s/ Illegible
    -----------------------------
Name:
Title: